Exhibit 23.1

November 2, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Stealth Resources, Inc. on Post Effective Amendment #1 to the Form S-1 of our audit report, dated July  16, 2009, relating to the accompanying audited financial statements (and related statements included there in) as of May 31, 2009 which appears in such Registration Statement.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, NV

November 2, 2009